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                                                                    EXHIBIT 23.1


                        Independent Auditors' Consent



We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-3 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 28, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP


New York, New York
May 15, 1998